================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                       VALUE CITY DEPARTMENT STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                       VALUE CITY DEPARTMENT STORES, INC.








                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 AUGUST 29, 2001
                                       AND
                                 PROXY STATEMENT








--------------------------------------------------------------------------------

                                    IMPORTANT

   Please mark, sign and date your proxy and promptly return it in the enclosed envelope. No postage is necessary if mailed in the United States.



--------------------------------------------------------------------------------

                       VALUE CITY DEPARTMENT STORES, INC.
                              3241 Westerville Road
                              Columbus, Ohio 43224
                                  614-471-4722


                              ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 29, 2001

                              ---------------------


                                                                   July 23, 2001

To the Shareholders of
Value City Department Stores, Inc.:

         NOTICE IS HEREBY GIVEN that the Tenth Annual Meeting of Shareholders of Value City Department Stores, Inc., an Ohio corporation (the "Company"), will be held at the Radisson Airport Hotel, 1375 Cassady Avenue, Columbus, Ohio, on Wednesday, the twenty-ninth day of August 2001, at 9:30 a.m., local time, for the following purposes:

         1. To elect fourteen directors, each for a term of one year and until their successors are duly elected and qualified.

         2. To approve the Company's 2000 Stock Incentive Plan.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may vote in person, and your proxy will not be used.

                           By Order of the Board of Directors


                           James A. McGrady
                           Chief Financial Officer, Secretary and Treasurer

                       VALUE CITY DEPARTMENT STORES, INC.


                                                                   July 23, 2001





                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 29, 2001

                                   ----------


                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of Value City Department Stores, Inc., an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Tenth Annual Meeting of Shareholders (the "Annual Meeting") to be held on August 29, 2001, at 9:30 a.m., local time, at the Radisson Airport Hotel, 1375 Cassady Avenue, Columbus, Ohio, and at any postponement or adjournment thereof. It is being mailed to the shareholders on or about July 23, 2001.

         All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the shareholder's directions or, in the absence of instructions to the contrary, will be voted FOR each of the proposals herein. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (attention James A. McGrady, Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy, or by attending the meeting and voting in person.

         Shareholders of record at the close of business on July 13, 2001 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. At July 13, 2001, the Company had outstanding 34,422,132 common shares, net of treasury shares, without par value (the "Common Shares"), entitled to vote at the Annual Meeting. Each Common Share entitles the holder thereof to one vote upon each matter to be voted upon by shareholders at the Annual Meeting.

         The presence, in person or by proxy, of a majority of the outstanding Common Shares of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which typically include the election of directors, but not on non-routine matters.

         The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of Common Shares at a meeting at which a quorum is present. Proxies that are marked "Withhold Authority" and broker non-votes will not be counted toward such nominee's achievement of a plurality and thus will have no effect. Each other matter to be submitted to the shareholders for approval or ratification at the Annual Meeting requires the affirmative vote of the holders of a majority of the Common Shares voting on the matter. For purposes of determining the number of Common Shares voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

OWNERSHIP OF COMMON SHARES

         The following table sets forth, as of June 30, 2001, certain information with regard to the beneficial ownership of the Company's Common Shares by each holder of 5% of such shares, each director individually, each director nominee, each executive officer named in the Summary Compensation Table and all executive officers and directors as a group.

Name of                                              Amount and Nature of               Percent of
Beneficial Owner                                     Beneficial Ownership (1)   Outstanding Shares (2)
----------------                                     ------------------------   ----------------------

Henry L. Aaron (1)                                                2,000                           *
Ari Deshe (1)(4)(5)(7)                                           22,972                           *
Jon P. Diamond (1)(4)(5)                                         19,700                           *
Martin Doolan (1)(3)                                            385,000                           *
Elizabeth M. Eveillard                                              -                             *
Marvin Goldstein                                                    -                             *
Richard Gurian (1)                                               28,300                           *
George Kolber (1)(3)                                            750,000                          2.2%
Dr. Norman Lamm (1)                                              29,400                           *
James A. McGrady (1)                                              7,000                           *
Alan R. Schlesinger (1)(3)                                       60,000                           *
Geraldine Schottenstein (1)(4)(5)(6)                             58,000                           *
Jay L. Schottenstein (1)(4)(5)(6)                               220,000                           *
Saul Schottenstein (1) (11)                                      55,000                           *
Robert L. Shook (1)(7)                                           40,500                           *
Harvey L. Sonnenberg                                                -                             *
Michael J. Tanner (10)                                              -                             *
Louis S. Virag (10)                                                 -                             *
James L. Weisman                                                  1,300                           *
Chris Zender (1)                                                 19,765                           *
All directors and executive officers as a group
   (15 persons) (1)(3)(4)(5)(6)(7)                            1,622,637                          4.7%
Tweedy, Browne Company LLC (8)                                3,127,139                          9.1%
Dimensional Fund Advisors Inc. (9)                            1,966,300                          5.7%
Schottenstein Stores Corporation (5)                         17,939,266                         52.2%**

--------------
* Represents less than 1% of outstanding Common Shares, net of treasury shares. ** The total excludes 30,000 shares so the shares jointly reported by Jay
   Schottenstein and Geraldine Schottenstein are not double counted.

(1) Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed and includes the following number of Common Shares as to which the named person has the right to acquire beneficial ownership upon the exercise of stock options within 60 days of June 30, 2001: Mr. Aaron, 2,000; Mr. Deshe, 8,000; Mr. Diamond, 18,000; Mr. Doolan, 260,000; Mr. Gurian, 28,000;
         Mr. Kolber, 200,000; Dr. Lamm, 27,000; Mr. McGrady, 6,000; Mr.
         Schlesinger, 10,000; Mrs. Schottenstein, 28,000; Mr. J. Schottenstein, 46,000; Mr. S. Schottenstein, 25,000; Mr. Shook, 28,000; Mr. Zender, 15,000; and all directors and officers as a group, 711,000.
(2) The percent is based upon the 34,367,733 Common Shares outstanding, net of treasury shares at June 30, 2001.

(3) Includes 75,000 shares for Mr. Doolan, 500,000 shares for Mr. Kolber, 50,000 for Mr. Schlesinger and 625,000 shares for all directors and executive officers as a group, which are owned subject to a risk of forfeiture on termination of employment with vesting over a period of years pursuant to the terms of Restricted Stock Agreements with the Company.
(4) Does not include the 17,939,266 Common Shares owned by Schottenstein Stores Corporation ("SSC") of 1800 Moler Road, Columbus, Ohio 43207. Jay L. Schottenstein is the Chairman and Chief Executive Officer of SSC. Jay L. Schottenstein, Geraldine Schottenstein, Ari Deshe and Jon
         P. Diamond are members of the Board of Directors of SSC. See "Ownership of SSC," below.
(5) Does not include 123,372 shares owned by the Jay and Jean Schottenstein Foundation, 67,944 shares held by the Ann and Ari Deshe Foundation, 67,944 shares held by the Jon and Susan Diamond Family Foundation and 40,740 shares held by the Lori Schottenstein Foundation, all being private charitable foundations, and 1,312,500 Common Shares owned by GB Stores, a Pennsylvania limited partnership. Combined, the shares owned by the foundations and GB Stores represent 5.0% of the Company's outstanding Common Shares. SSC owns a 96% limited partnership interest in GB Stores and its corporate general partner is an affiliate of SSC. The sole trustees and officers of the Jay and Jean Schottenstein Foundation are Saul, Geraldine and Jay Schottenstein. The remaining foundations' trustees and officers consist of at least one of the following persons: Geraldine Schottenstein, Jay Schottenstein, Jon Diamond and/or Ari Deshe; in conjunction with other Schottenstein family members.
(6) Includes 30,000 shares as to which Geraldine Schottenstein and Jay L. Schottenstein share voting and investment power as trustees of a trust which owns the shares. Geraldine Schottenstein is also a beneficiary of the trust.
(7) Includes 10,000 shares held by Mr. Deshe's minor children. Includes 3,000 shares held by Mr. Shook's spouse and 1,500 shares held by Shook Associates, Inc. of which Mr. Shook is a 50% shareholder.
(8) Includes 136,400 shares held by TBK, L.P. ("TBK") and 41,300 shares held by Vanderbilt Partners, L.P. ("Vanderbilt"). By reason of their positions as such, the members of Tweedy, Browne Company LLC ("TBC") may be deemed to control TBC and the general partners of TBK and Vanderbilt may be deemed to control TBK and Vanderbilt, respectively. The address for TBC is 52 Vanderbilt Avenue, New York, NY 10017. Based on information contained in a Schedule 13G filed by TBC on February 13, 2001.
(9) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Company described in this schedule that are owned by the funds. Dimensional disclaims beneficial ownership of such securities. The address for Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Based on information contained in a Schedule 13G filed by Dimensional on February 2, 2001.
(10) Mr. Tanner and Mr. Virag are no longer with the Company and, as a consequence, the Company is unable to determine their beneficial ownership of shares or the percentage of outstanding shares held by either of them.
(11)     Mr. Saul Schottenstein retired from the Board of Directors in May 2001

OWNERSHIP OF SSC

         The following table indicates the shares of SSC common stock beneficially owned by each nominee for election to the Board of Directors of the Company and by all directors and officers of the Company as a group, as of June 30, 2001:

                                                                     SHARES OF SSC               PERCENT
                                                                     COMMON STOCK                OF CLASS
                                                                     ------------                --------

             Jay L. Schottenstein(1)                                    299.38139                  78.4%

             Geraldine Schottenstein(2)                                  27.41707                   7.2%

             Jon P. Diamond(3)                                           27.41707                   7.2%

             Ari Deshe(4)                                                27.41707                   7.2%

             Directors and officers as a group                           381.6326                 100.0%


(1) Represents sole voting and investment power over 299.38139 shares held in irrevocable trusts for family members as to which Jay L. Schottenstein is trustee and as to which shares Mr. Schottenstein may be deemed to be the beneficial owner.
(2) Represents sole voting and investment power over 27.41707 shares held by Geraldine Schottenstein as trustee of an irrevocable trust for family members as to which shares Geraldine Schottenstein may be deemed to be the beneficial owner.
(3) Represents sole voting and investment power over 27.41707 shares held by Susan Schottenstein Diamond, the wife of Jon Diamond, as trustee of an irrevocable trust for family members, as to which shares Mr. Diamond may be deemed to be the beneficial owner.
(4) Represents sole voting and investment power over 27.41707 shares held by Ann Schottenstein Deshe, the wife of Ari Deshe, as trustee of an irrevocable trust for family members, as to which shares Mr. Deshe may be deemed to be the beneficial owner.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The members of the Board of Directors (the "Board") of the Company are elected at the Annual Meeting. The number of members of the Board has been fixed at fourteen by action of the Board pursuant to the Code of Regulations (By-laws) of the Company. Board members serve until the annual meeting following their election or until their successors are duly elected and qualified.

         The following table sets forth certain information with respect to each nominee.

   NAME                    AGE              PRINCIPAL OCCUPATION
   ----                    ---              --------------------

Jay L. Schottenstein       46      Director of the Company since June 1991.
                                   Chairman of the Company, American Eagle
                                   Outfitters, Inc. and SSC since March 1992 and
                                   Chief Executive Officer of the Company from
                                   April 1991 to July 1997 and from July 1999 to
                                   December 2000. Mr. Schottenstein served as
                                   Vice Chairman of SSC from 1986 until March
                                   1992 and a director of SSC since 1982. He served SSC as President of the Furniture
                                   Division from 1985 through June 1993 and in various other executive capacities since
                                   1976. (1)(2)

Martin P. Doolan           61      Director of the Company since July 1997. Vice
                                   Chairman of the Company since July 1999 and President and Chief Executive Officer of the
                                   Company from July 1997 to July 1999. Mr.
                                   Doolan founded Multitech Enterprises in 1982, a firm which specializes in providing CEO management for companies with underperforming earnings, and served as its Chairman and Chief Executive Officer. Mr. Doolan has over
                                   26 years experience as a corporate turnaround executive and has provided extensive CEO management and advisory services to several venture invested firms including those owned by First Chicago Venture Capital, Madison
                                   Dearborn Partners, Clayton Dubilier & Rice,
                                   Weston Presidio Capital, RFE Investment
                                   Partners, Security Pacific Venture Capital,
                                   Bank One Venture Partners and others. (2)

Elizabeth M. Eveillard     54      Director nominee in 2001. Senior Managing
                                   Director, Retailing and Apparel Group, Bear,
                                   Stearns & Co., Inc. since 2000. Prior to that time, Mrs. Eveillard served as the Managing
                                   Director, Head of Retailing Industry Group,
                                   Paine Webber Corporation from 1988 to 2000.
                                   From 1972 to 1988, Mrs. Eveillard held
                                   various executive positions including
                                   Managing Director in the Merchandising Group with Lehman Brothers.

George Kolber              50      Director of the Company since December 2000.
                                   Vice Chairman and Chief Executive Officer of the Company since December 2000. Prior to that time, he served as Chief Operating
                                   Officer and Vice Chairman of the Board of Directors of American Eagle Outfitters, Inc.
                                   From December 1995 to December 2000, he
                                   served as Chief Operating Officer of American
                                   Eagle Outfitters, Inc. Prior to joining
                                   American Eagle Outfitters, Inc., he served as
                                   Vice President of SSC since 1979 and as Vice
                                   President, Administration of the Company from 1990 to 1993. Prior to that time, Mr. Kolber served as Vice President and Chief Financial
                                   Officer of Strauss Stores and R&S Strauss
                                   Associates. He has also served as Chairman of the Board of Directors of Penn Jersey Auto
                                   Stores and as a Director of Wieboldts
                                   Department Stores. (2)

Ari Deshe                  50      Director of the Company since October 1997.
                                   Chairman and Chief Executive Officer since
                                   1996 and President and Chief Executive
                                   Officer from 1993 to 1996 of Safe Auto
                                   Insurance Company, a property and casualty insurance company. Prior to that, Mr. Deshe served as President of Safe Auto Insurance
                                   Agency from 1992 to 1993 and President of Employee Benefit Systems, Inc. from 1982 to
                                   1992. (1)

Jon P. Diamond             43      Director of the Company since June 1991.
                                   President and Chief Operating Officer since
                                   1996 and Executive Vice President and Chief
                                   Operating Officer from 1993 to

                                   1996 of Safe Auto Insurance Company. Mr.
                                   Diamond served as Vice President of SSC from March 1987 to March 1993 and served SSC in various management positions since 1983. (1)

Marvin W. Goldstein        57      Director nominee in 2001. Private investor
                                   from 1997 to present. Prior to that time, Mr.
                                   Goldstein was the Chairman, CEO and President of Pet Food Warehouse from 1995 to 1997. From
                                   1988 through 1994, Mr. Goldstein served as
                                   Executive Vice President and General
                                   Merchandise Manager, Chairman and CEO, and
                                   President and COO of the Department Store
                                   Division of Dayton Hudson. Prior to that time, Mr. Goldstein held various senior merchandise positions with R. N. Macy, Carter
                                   Hawley Hale and Dayton's. Mr. Goldstein
                                   presently serves on the Boards of Directors of Ali-Mac, ARCA, Greenspring Company, KB
                                   Gear, Paper Warehouse Inc., Red Tag.com and
                                   Wilsons the Leather Experts.

Richard Gurian             83      Director of the Company since June 1991.
                                   Managing Director of Natural Forms Limited since 1995 and President of Richard Gurian
                                   Consultants, Inc., formerly Venture Horizons,
                                   Inc., since 1980. Prior to 1980, Mr. Gurian served as Board member and Senior Vice
                                   President - General Merchandise Manager at
                                   Lazarus Department Stores.

Dr. Norman Lamm            73      Director of the Company since June 1991.
                                   President of Yeshiva University, New York,
                                   New York, since 1976.

Geraldine Schottenstein    68      Director of the Company and SSC since April
                                   1992. She has served as a volunteer and Board member for a variety of charitable and community organizations for more than the past five years.

Robert L. Shook            63      Director of the Company since June 1991.
                                   Author of business-related books since 1978.

Harvey L. Sonnenberg       59      Director nominee in 2001. Partner in the CPA
                                   and consulting firm, M.R. Weiser & Co., LLP since November 1994. Mr. Sonnenberg is active in a number of professional organizations including the American Institute of CPA's and the New York State Society of CPA's and has long been involved in rendering professional services to the retail and apparel industry.

Henry L. Aaron             66      Director of the Company since January 2000.
                                   He presently serves as Senior Vice President of the Atlanta National League Baseball Club,
                                   Inc. and as Vice President of Business
                                   Development for the CNN Airport Network, along with a number of other private business interests.

James L. Weisman           62      Director nominee in 2001. President and a
                                   member of the Weisman Goldman Bowen & Gross,
                                   LLP, a Pittsburgh, Pennsylvania law firm. He has been practicing law for 37 years and has extensive experience in working with retail clients. His primary areas of practice have been in banking transactions and overseeing and directing litigation. Weisman Goldman
                                   Bowen & Gross, LLP is neither a parent,
                                   subsidiary nor other affiliate of the
                                   Company. Weisman Goldman Bowen & Gross, LLP and its predecessors have from time to time represented the Company and affiliates on specific legal matters.

----------

(1) SSC is a controlling shareholder of the Company. For information with respect to the beneficial ownership of the voting stock of SSC by nominees for election to the Board of the Company and beneficial ownership of Common Shares of the Company by such persons and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management." Geraldine Schottenstein is the mother of Jay L. Schottenstein, and the mother-in-law of Ari Deshe and Jon P. Diamond.

(2) Jay L. Schottenstein, George Kolber and Martin Doolan are directors of American Eagle Outfitters, Inc., which is a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE
                ELECTION OF THE SLATE OF DIRECTORS LISTED ABOVE.


INFORMATION CONCERNING BOARD OF DIRECTORS

         During the fiscal year ended February 3, 2001, the Board met four times. During fiscal 2000 each of our Directors attended 75% or more of the total number of meetings of the Board and meetings of committees of the Board on which the Director served except for Mrs. Schottenstein.

         The Board has standing Audit and Stock Option Committees.

         The members of the Audit Committee are Richard Gurian, Dr. Norman Lamm and Robert L. Shook. Its function is to recommend to the Board a firm of accountants to serve as the Company's auditors and to review with the independent auditors and the appropriate corporate officers matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls, and the scope of the audit. The Audit Committee met eight times in fiscal 2000. All three members participated in all the meetings.

         The members of the Stock Option Committee are Richard Gurian, Dr. Norman Lamm and Robert L. Shook. Its function is to recommend to the Board the number and terms of any stock options to be granted under the Company's stock option plan. The Committee also administers the Company's Incentive Compensation Plan, the 1991 Stock Option Plan and the 2000 Stock Incentive Plan. The Committee met once during fiscal 2000. Dr. Lamm was not available to participate.

         In 2001, the Board established a Nominating Committee comprised of Mr. Jay Schottenstein, Mr. George Kolber and Mr. Jon Diamond. The Nominating Committee is responsible for the selection of nominees to the Company's Board of Directors and for the nomination of certain executive officers.

         Directors who are not employees are paid $2,000 for each Board and Committee meeting attended, with a minimum annual compensation of $8,000, and are automatically granted options each quarter to purchase 1,000 Common Shares of the Company pursuant to the Non-Employee Director Stock Option Plan. Directors who are also employees of the Company do not receive additional compensation for serving as directors.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing and reporting practices. The Board of Directors adopted a written charter for the Audit Committee, a copy of which is included as Appendix A to this proxy statement.

         The Audit Committee currently consists of three directors of the Board who are not employees of the Company. The Company's Common Shares are listed on the New York Stock Exchange ("NYSE"). The members of the Audit Committee have been reviewed by the Board and determined to be independent as defined in Sections 303.01 (B) (2) (a) and (3) of the NYSE's listing standards.

         The Audit Committee has discussed the audited financial statements with management and Deloitte & Touche LLP. Management has the primary responsibility for the financial statements and the reporting process. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU Section 380), as modified or supplemented. The Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed the independence of Deloitte & Touche LLP with Deloitte & Touche LLP. The Audit Committee has also considered whether Deloitte & Touche LLP's provision of financial information systems design and implementation services, if any, and other non-audit services to the Company are compatible with maintaining the independence of Deloitte & Touche LLP. The fees paid by the Company to Deloitte & Touche LLP during fiscal 2000 were as follows:

                                   Financial Information Systems Design
         Audit Fees                       and Implementation Fees                       All Other Fees
         ----------                -------------------------------------                --------------
         $361,000                                    0                                    $228,310


         Based on these discussions and a review of all the items delivered, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission.

The Audit Committee
Of The Board Of Directors:

Richard Gurian
Dr. Norman Lamm
Robert L. Shook

EXECUTIVE OFFICERS

         The following persons are executive officers of the Company. For information regarding executive officers who are also directors, see "Election of Directors." The officers of the Company are elected annually by the Board and serve at the pleasure of the Board.

         Lynn E. Lambrecht, age 43, joined the Company in August 1997 as Vice President - Human Resources. Prior to that, Ms. Lambrecht served as Vice President of Human Resources at Kohl's Corporation from 1992 to 1997 and previously was with the May Company in a senior Human Resource position.

         James A. McGrady, age 50, joined the Company in July 2000 as Chief Financial Officer, Treasurer and Secretary. Prior to that time, he served as Vice President and Treasurer of Consolidated Stores Corporation beginning in 1986. From 1979 through 1986, Mr. McGrady was in the practice of public accounting with KMG Main Hurdman.

         Alan Schlesinger, age 58, joined the Company in June 2000 as President and Chief Executive Officer of Filene's Basement. In October 2000, Mr. Schlesinger became President and Chief Merchandising Officer of the Company. Mr. Schlesinger has more than 36 years of experience as a retail merchant. From 1994 to June 2000, he served as Chairman of the Board of Lamonts Apparel, Inc. Prior to that, Mr. Schlesinger was with May Company as Senior Vice President of Famous Barr in St. Louis and Robinson May in California. In the late 1980's, he was with Ross Stores as Executive Vice president of Merchandising and Marketing.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who are beneficial owners of more than ten percent of the Company's Common Shares ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during fiscal year 2000, all filing requirements applicable to reporting persons were complied with except for one filing for Mr. Jay L. Schottenstein.

EXECUTIVE OFFICER COMPENSATION

         The following table sets forth certain information regarding compensation paid during each of the Company's last three full fiscal years, and the transition period, to the Company's Chief Executive Officer(s) and to each of the Company's four most highly compensated executive officers serving at the end of the current fiscal year.

                                                       SUMMARY COMPENSATION TABLE
                                                                LONG TERM COMPENSATION
                                                                ----------------------
                                    ANNUAL COMPENSATION         RESTRICTED
                           ----------------------------------      STOCK                         ALL OTHER
NAME AND                   FISCAL      SALARY(2)      BONUS       AWARD(3)    OPTIONS/        COMPENSATION(4)
PRINCIPAL POSITION         YEAR(1)        ($)          ($)          ($)       SARS(#)              ($)
--------                   ------      ---------      -----       --------    --------        ---------------

Jay L. Schottenstein        2000    $250,000           None         None          None                  None
Chairman                    1999    $250,000           None         None          None                  None
                            1998T   $135,340           None         None          None                  None
                            1998    $250,000           None         None          None                  None

George Kolber (5)           2000    $115,816           None   $3,450,000       500,000                $6,360
Vice Chairman and           1999        None           None         None          None                  None
Chief Executive Officer     1998T       None           None         None          None                  None
                            1998        None           None         None          None                  None

Michael J. Tanner (6)       2000    $436,451           None         None          None              $393,344
Former President and        1999    $445,833       $400,000         None        50,000               $29,977
Chief Operating Officer     1998T   $200,000       $249,167         None          None               $16,775
                            1998    $383,333        $35,000     $117,188        50,000               $72,278

Alan R. Schlesinger         2000    $753,216       $228,846     $345,000       250,000              $285,689
President and               1999        None           None         None          None                  None
Chief Operating Officer     1998T       None           None         None          None                  None
                            1998        None           None         None          None                  None

Louis S. Virag (7)          2000    $392,675           None         None          None              $136,530
Former Executive Vice       1999    $450,000       $305,000         None          None               $39,836
President and General       1998T   $225,000       $275,000         None          None              $127,855
Merchandise Manager         1998    $450,000           None         None          None               $61,682

James A. McGrady (8)        2000    $155,769           None         None        30,000               $18,419
Chief Financial Officer,    1999        None           None         None          None                  None
Treasurer and Secretary     1998T       None           None         None          None                  None
                            1998        None           None         None          None                  None

Chris Zender                2000    $296,987           None         None        20,000                $6,241
Chief Operating Officer     1999    $212,500       $113,800         None          None                $1,304
Home Office/                1998T    $88,333        $67,830         None          None               $19,984
Distribution Centers        1998    $161,667           None         None          None                  None



         (1) 1998T represents the six-month transition period of August 2, 1998 through January 30, 1999.
         (2) Includes amounts deferred by the executive officer pursuant to the Deferred Compensation Plan established in 1998, SSC's Associate Profit Sharing and 401(k) Plan (the "401(k) Plan"), which was adopted effective as of August 1, 1989, and in which associates of the Company are eligible to participate. The 401(k) Plan is a prototype defined contribution plan that qualifies for favorable tax treatment under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan permits eligible associates of the Company to contribute a percentage of their pre-tax wages to the plan and the Company will match the contributions up to a maximum of 3% of covered wages. Effective January 1, 2001, the Company matches up to 4.5% of participants' eligible contributions. The Company also may contribute up to an additional 1.5% of covered wages as a profit sharing contribution.
         (3) The value of the restricted stock is determined by multiplying the total shares held by each named executive by the closing price on the New York Stock Exchange on February 2, 2001.
         (4)   Represents the following amounts for fiscal 2000 401(k) Plan
               Contributions: Mr. Kolber, $3,474; Mr. Tanner, $4,117; Mr. Virag, $3,608; and Mr. Zender, $5,014; relocation expenses paid by the
               Company: Mr. Schlesinger, $57,557; tax reimbursement: Mr. Tanner, $8,710, Mr. Schlesinger, $40,747; Mr. Virag, $8,996, Mr. McGrady, $5,094; and Mr. Zender, $2; auto reimbursement: Mr. Tanner, $12,500; Mr. Virag, $12,500, Mr. McGrady, $7,500; and Mr. Zender,
               $1,073; the value of company paid life insurance: Mr. Kolber, $2,886; Mr. Schlesinger, $1,164; Mr. Virag, $1; Mr. McGrady, $45; and Mr. Zender, $45; deferred comp: Mr. McGrady, $11; and Mr. Zender, $107; cost of living adjustments: Mr. Schlesinger, $185,000; severance: Mr. Tanner, $83,333; and Mr. Virag, $93,750;
               Cobra: Mr. Schlesinger, $1,222; below market loan: Mr. Tanner, $14,900; debt forgiveness: Mr. Tanner, $250,000.

         (5) Mr. Kolber has entered into an employment agreement with the Company effective December 4, 2000 for a term ending January 2004. The agreement provides for an annual salary of $900,000 with $100,000 increases each year. The contract also provides for the grant of 500,000 shares of restricted stock which vest equally on the last of each fiscal year ending 2002, 2003 and 2004 provided that the Company has positive income before income taxes. In addition, Mr. Kolber was granted 200,000 options to purchase shares which vested on December 4, 2000 and was also granted an additional 300,000 options to purchase shares of the Company's common stock which vest equally on the first, second and third anniversaries of his employment agreement. Beginning for the fiscal year ending February 2, 2002 and in accordance with the Company's Incentive Compensation Plan, Mr. Kolber will receive an annual cash incentive bonus equal to three percent of the Company's income before provision for income taxes for the first $50 million of Company income before provision for income taxes and two percent of the income before provision for income taxes above $50 million.
         (6) Mr. Tanner had entered into an employment agreement with the Company effective October 1, 1999, for a term ending September 30, 2002. The agreement provided for an annual salary of $500,000 and a bonus based upon Board approved, predetermined, performance measures set annually and was terminated by agreement effective October 27, 2000.
         (7) Mr. Virag had entered into an employment agreement with the Company effective July 14, 1997 for a term ending July 13, 2000. The agreement provided for an annual salary of $450,000, a signing bonus of $50,000, a bonus of up to 50% of his base salary based upon Board approved, predetermined, performance measures set annually. Mr. Virag's last day of active employment with the Company was November 30, 2000.
         (8) Mr. McGrady has entered into an employment agreement with the Company effective June 21, 2000 for a term ending June 21, 2003. The agreement provides for an annual salary of $300,000 and a bonus of at least 40% of his base salary based upon Board approved, predetermined, performance measures set annually.


                 OPTION/SAR GRANTS IN THE LAST FISCAL YEAR TABLE

         The following table provides certain information on option grants during fiscal year 2000 by the Company to the Chief Executive Officer and each of the Company's other executive officers included in the above compensation table.

                                                                                    Potential Realized Value
                                                                                       at Assumed Annual
                                      % of Total                                      Rates of Stock Price
                                     Options/SARs       Exercise                          Appreciation
                       Options        Granted to        or Base                        for Option Term(2)
                         SARs        Employees in         Price        Expiration    ---------------------
        Name          Granted (#)     Fiscal Year        ($/Sh)          Date (1)      5%            10%
     --------- --------------   ----------------    -----------      -------------   -------     ---------

 Jay L. Schottenstein     None             N/A

 George Kolber(3)      500,000           32.3%            $7.13           12/4/10    $2,247,009  $5,681,692

 Michael J. Tanner        None             N/A

 Alan R. Schlesinger    50,000            3.2%            $9.59            6/7/10      $301,555    $764,200

 Louis S. Virag           None             N/A

 James A. McGrady       30,000            1.9%            $9.94            8/9/10      $187,537    $475,254

 Chris Zender           20,000            1.3%            $9.94            6/1/10      $125,025    $316,836


 --------------------

 (1) All options are exercisable 20% per year, beginning on the first anniversary of the original grant date, on a cumulative basis and expire ten years from the original grant date.

 (2) Represents the potential realizable value of each grant of options assuming that the market price of the Common Shares appreciates in value from the date of grant to the end of the option term at either a 5% or 10% annualized rate, based on the difference between the assumed per share value and the per share option exercise price, multiplied by the total number of option shares.

 (3) 40% of options are exercisable on December 4, 2000; balance of options are exercisable 20% per year, beginning on the first anniversary of the original grant date, on a cumulative basis and expires ten years from the original grant date.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

Only one of the executive officers named in the Summary Compensation Table exercised options during the 2000 fiscal year. The following table provides certain information on the number and value of stock options held by the executive officers named in the Summary Compensation Table at February 3, 2001.



                                                                                     VALUE OF UNEXERCISED
                                                            NUMBER OF                    IN-THE-MONEY
                          SHARES          VALUE       UNEXERCISED OPTIONS                 OPTIONS AT
                        ACQUIRED ON     REALIZED     AT FISCAL YEAR END(#)           FISCAL YEAR END($)(1)
                                                     ----------------------         -----------------------
    NAME                EXERCISE (#)       ($)     EXERCISABLE  UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
   -----------       -------------      ---------  --------------------------      ---------------------------




 Jay L. Schottenstein      144,000       $1,182,240      46,000       10,000             ---          ---
 George Kolber               ---             ---        200,000      300,000             ---          ---
 Michael J. Tanner           ---             ---          ---            ---             ---          ---
 Alan R. Schlesinger         ---             ---          ---         50,000             ---          ---
 Louis S. Virag              ---             ---          ---            ---             ---          ---
 James A. McGrady            ---             ---          ---         30,000             ---          ---
 Chris Zender                ---             ---         11,000       44,000             ---          ---



(1) Represents the total gain which would be realized if all in-the-money options held at year end were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the per share fair market value at year end of $6.90. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Company's Chairman, Jay L. Schottenstein, with the input of its former President, Michael J. Tanner, determined the annual salary of the executive officers of the Company and such determination was not formally considered and ratified by the Board of Directors. Jay L. Schottenstein is also Chairman and Chief Executive Officer of SSC. For information regarding the relationships between the Company and SSC, see "Relationship with SSC and Its Affiliates" below.

The Stock Option Committee administers and grants options under the Company's 1991 Stock Option Plan, as amended, and the Company's 2000 Incentive Stock Plan and administers the Company's Incentive Compensation Plan. The Stock Option Committee consists of Messrs. Gurian, Lamm and Shook. None of the members of the Committee are present or former officers of the Company or are themselves or any of their affiliates, if any, parties to agreements with the Company.

         The following Board of Directors' Compensation Report and Performance Graph and the Audit Committee Report previously provided shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  COMPENSATION REPORT OF THE BOARD OF DIRECTORS

       General. The Board of Directors has delegated to the Chairman of the Board the authority to establish the annual compensation of the officers of the Company, other than the Chairman's compensation, as permitted under Ohio law. The Company does not have a Compensation Committee. The individuals listed below were members of the Board of Directors at the time of the delegation of authority to the Chairman. The key components of the Company's executive officer compensation include both short-term compensation consisting of an annual base salary and annual bonuses under the Company's Incentive Compensation Plan and long-term equity based compensation consisting of grants of restricted stock and stock option awards. The full Board of Directors has made the only grants of restricted stock by the Company. The Stock Option Committee of the Board of Directors grants options under the Company's 1991 Stock Option Plan, as amended, and the Company's 2000 Incentive Stock Plan. The Stock Option Committee also administers the Company's Incentive Compensation Plan.

       Chairman's Compensation. The Chairman's annual base salary was fixed by action of the Board of Directors at the time he was appointed Chairman during fiscal 1992. The Chairman does not receive an annual bonus. The Board of Directors did not consider or take any action to change the Chairman's annual base salary during fiscal 2000.

       Chief Executive Officer. The compensation of the Chief Executive Officer, Mr. Kolber, is fixed pursuant to the terms of his employment agreement, which was negotiated by the Chairman, with input from a number of the Directors.

       Executive Officers' Compensation. The remaining executive officers' base salaries and bonuses for fiscal 2000 were determined by the Chairman after consultation with the President and discussion with each individual officer. The determination of salaries was based in part on negotiated employment agreements for three of the executives and on subjective factors, such as the perception of individual performance, the individual's contribution to the overall performance of the Company and the anticipated value of the individual's contribution to the Company's future performance. The determination was not based on specific objective criteria. No specific weight was given to any of the factors considered. No bonuses for fiscal 2000 were paid pursuant to the Company's Incentive Compensation Plan, which combines individual and company-wide objectives and performance goals to provide a clear vehicle linking the interests of the executive officers with the financial performance of the Company. A bonus was paid to Mr. Schlesinger pursuant to an employment contract with Filene's Basement, a subsidiary of Value City Department Stores, Inc.

       Stock Awards. The Company's 1991 Stock Option Plan was adopted at the time the Company went public in 1991 and the Company's 2000 Incentive Stock Plan was adopted by the Board on December 4, 2000. Both plans were adopted for the purpose of providing long-term incentives to key employees and motivating key employees to improve performance of the Company's stock. Stock options granted under the Company's 1991 Stock Option Plan, as amended, and the Company's 2000 Incentive Stock Plan are determined and administered by the Stock Option Committee, none of the members of which are officers or employees of the Company. In determining the size of a stock option award, the Stock Option Committee considers the total number of shares subject to previously granted stock options held by the individual and, based principally on the recommendation of the senior executive officers, the anticipated value of an individual's contribution to the Company's future performance. The options granted during fiscal year 2000 were granted to employees as a long-term incentive designed to encourage them to remain with the Company.

       The Budget Reconciliation Act of 1993 amended the Internal Revenue Code to add Section 162(m) which bars a deduction to any publicly held corporation for compensation paid to a "covered employee" in excess of $1,000,000 per year. Generally, the Board of Directors intends that compensation paid to covered employees shall be deductible to the fullest extent permitted by law. The Company's 1991 Stock Option Plan, as amended, the 2000 Stock Incentive Plan, and Incentive Compensation Plan are intended to qualify under Section 162(m).

       The following members of the Board of Directors respectively submit this report:

     Jay L. Schottenstein  Jon P. Diamond             Richard Gurian*
     Ari Deshe             Dr. Norman Lamm* Robert L. Shook*
     Martin P. Doolan      Geraldine Schottenstein    Henry L. Aaron

 *Members of the Stock Option Committee.

                                PERFORMANCE GRAPH

       The following graph shows the percentage change in the cumulative total return performance to holders of the Company's Common Shares with that of the Standard & Poor's General Merchandise Chains Index and the Russell 2000 Index, both of which are published indexes. This comparison includes the period beginning July 29, 1995 through February 7, 2001. The Standard & Poor's General Merchandise Chains Index is published weekly in the Standard & Poor's Statistical Service and the index value preceding each fiscal year end has been selected for purposes of this comparison. The Russell 2000 Index is a capitalization weighted index of domestic equity securities traded on the New York and American Stock Exchanges and the NASDAQ which excludes the 1,000 largest capitalization equity securities of the 3,000 such equity securities. The Company's Common Shares are traded on the New York Stock Exchange. The comparison of the cumulative total returns for each investment assumes that $100 was invested on May 3, 1996 and that all dividends were reinvested.

                                                                Cumulative Total Return
                                           --------------------------------------------------------------------
                                           5/3/96      8/2/97      8/1/98     1/30/99     1/29/00      2/7/01

VALUE CITY DEPARTMENT STORES, INC          100.00       81.88      180.00      116.25      160.00       71.50
RUSSELL 2000                               100.00      128.95      103.94      133.42      152.92      134.56
S & P RETAIL (GENERAL MERCHANDISE)         100.00      138.91      179.23      259.91      263.43      328.36

                    RELATIONSHIP WITH SSC AND ITS AFFILIATES

       Prior to the completion of its initial public offering on June 18, 1991, the Company was operated as the Department Store Division of SSC. On that date, SSC transferred substantially all of the net assets of the Division to the Company in exchange for 22,500,000 Common Shares of the Company. At June 30, 2001, SSC owned 52.2% of the Company's outstanding Common Shares. So long as SSC owns more than 50% of the Company's voting shares, it will continue to have the power acting alone to approve any action requiring a vote of the majority of the voting shares of the Company and to elect all of the Company's directors. For information with respect to the beneficial ownership of the voting stock of SSC by nominees for election to the Board of the Company and beneficial ownership of Common Shares of the Company by such persons and officers of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

 REAL ESTATE LEASES AND SUBLEASES

       The Company leases or subleases from SSC or affiliates of SSC twenty-one store locations, three warehouses and a parcel of land. Generally, the agreements require the Company to pay for insurance, taxes, common area maintenance and other costs associated with the properties on a "triple net" basis for freestanding locations, and on a pro rata share basis for locations that are part of a larger parcel.

       SSC leases to the Company five store locations under the terms of a Master Store Lease Agreement. The Master Store Lease, as amended, provides for certain base rentals which approximate $2.96 per square foot. Beginning in fiscal 1997, the Master Store Lease also provides for the payment of percentage rent equal to 2% of gross total sales in excess of the base rent. For fiscal 2000, the Company recorded expense to SSC, including contingent rent, of $2,225,464 pursuant to the Master Store Lease.

       SSC subleases to the Company two store locations that are owned by affiliates of SSC under a Master Sublease. The Master Sublease provides for an annual base rent of the greater of 2% of gross sales or minimum rent of $2.39 and $2.29 per square foot. For fiscal 2000, the Company recorded expense to SSC, including contingent rent, of $675,426 pursuant to the Master Sublease.

       Both the Master Lease and the Master Sublease have a term of five years which began in June 2001, and are renewable thereafter, by individual location, at the option of the Company, for four additional renewal terms of five years each. Each renewal term in the aforementioned leases and subleases will be on the same terms as the initial term, except for rent. The Master store lease and Master Sublease provide for an increase in minimum percentage rent of $0.50 per square foot in each succeeding five-year renewal term. In no event, commencing fiscal 1997, shall total rent be less than 2% of total sales.

       The Company also leases or subleases four warehouse facilities and a trailer yard from SSC or affiliates of SSC. The warehouse facilities consist of approximately 772,000 square feet for base rentals of $1.75 to $3.35 per square foot with lease control ranging from 2004 through 2017. Generally, the lease renewal terms are at the same terms and conditions as the original term except rent which increases by $0.25 per square foot for each renewal term. The Company also leases, from an affiliate of SSC, a trailer yard of approximately 19 acres with lease control through April 2009 having rents that range from $25,000 to $30,000 per year during the period of lease control. During fiscal 2000, the Company recorded net expenses to SSC and affiliates of SSC of $2,776,937 pursuant to these leases and assignments.

       Additionally, the Company leases thirteen store locations from SSC or affiliates of SSC. Generally, the leases provide for percentage rent equal to 2% of total sales in excess of a specified sales level or base rent with base rents ranging from $2.46 to $15.75 per square foot for the initial term and provide lease control ranging from 2007 through 2037. Generally, the renewal terms are at the same terms and conditions as the original term except rent which may increase for the renewal terms. During fiscal 2000, the Company recorded expenses in the aggregate to SSC and affiliates of SSC of $7,165,739 pursuant to these leases.

       In addition to the foregoing, SSC subleases one store location to the Company under an agreement that provides for the payment of additional rent to SSC in order for SSC to recover the costs of the initial acquisition of the leasehold interest. The sublease has a term expiring in fiscal 2004 and provides for rent in the amount of 2% of total sales, with a minimum rent equal to $2.00 per square foot and provides four additional five-year renewal terms. During fiscal 2000, the Company recorded expenses in the aggregate to SSC of $248,509 pursuant to this sublease.

       The Company also subleases from SSC a store location. The sublease expires December 31, 2007 and provides for percentage rent equal to 2% of total sales in excess of a minimum base rent of $4.69 per square foot with three additional renewal terms of five years each. During fiscal 2000, the Company recorded expenses to SSC of $496,047 for this sublease.

       In March 2000, the Company entered into a lease agreement with an affiliate of SSC for a new distribution and office facility to replace three existing facilities leased from unrelated third-party landlords. Rent and other occupancy costs began on June 1, 2001. The lease has an initial term of fifteen years, with rents at $3.00, $3.25 and $3.50 per square foot during the first, second and third five-year periods, respectively. There are three additional renewal terms of five years each. Each renewal term will be on the same terms as the initial term, except rent, which will increase by $0.25 per square foot in each succeeding five-year term. The lease also requires the Company to pay taxes, maintenance and repairs at specified amounts per square foot throughout the term of the lease.

       SSC operates a chain of furniture stores, five of which operate in separate space subleased from the Company at five of its store locations. Three of these furniture store subleases (the "Furniture Subleases") are for a term concurrent with the respective lease between the Company and a third party landlord. These Furniture Subleases provide for the payment by SSC of base rent and other charges in amounts at least equal to its pro rata share based on square footage and its pro rata share of any percentage rent based on its gross sales. Two additional furniture store subleases are for periods shorter than the Company's lease. For fiscal 2000, SSC paid to the Company an aggregate of $552,071 pursuant to these subleases.

LICENSE AGREEMENTS WITH AFFILIATES

       In July 1997, the Company entered into agreements to form a 50/50 joint venture with Mazel Stores, Inc. to create VCM, Ltd. ("VCM") to operate the Company's health and beauty care and toys and sporting goods departments as licensed departments. Beginning in fiscal 2000 VCM also operated the food department. Pursuant to operating agreements between VCM and the Company, VCM will pay annual license fees to the Company based on 5% and 11% of net sales and will reimburse the Company 2% and 4% of its sales for advertising and 2.9% and 1% of its sales for administrative expenses for the health and beauty care and the toys and sporting goods departments, respectively. The Company also provides certain personnel, administrative and service functions for which it will receive a monthly fee from VCM to cover the related costs. The license and operating agreements are for a term of ten years ending in July 2007 and contain certain provisions whereby either business partner can initiate renegotiations of terms if certain minimum requirements are not met. The aggregate license fees paid by VCM to the Company for fiscal 2000 were $9,144,000.

MERCHANDISE TRANSACTIONS WITH AFFILIATES

       The Company from time to time purchases merchandise from affiliates of SSC. Some of such affiliates manufacture, import and wholesale apparel as their principal business. The members of the Company's merchandising staff use these sources and make their purchasing decisions in the same manner as with unaffiliated sources. Any merchandise purchased from such sources is on terms at least as favorable to the Company as could be obtained in an arm's-length transaction with an unaffiliated third party, and in certain instances, the Company is given terms preferential to those available to unaffiliated customers. Total purchases by the Company from SSC and affiliates for fiscal 2000 were $24,787,000, representing 1.7% of the Company's total purchases during the fiscal year. In addition, the Company sold $14,300,000 of merchandise at cost to an affiliate of SSC during fiscal 2000.

       VCM and certain affiliates of SSC from time to time purchase merchandise from the Company, in some instances on a regular basis. Such purchases are generally made from merchandise in the Company's warehouse inventory at prices equal to the Company's cost plus a handling fee of up to 15.0%.

       The Company will from time to time purchase merchandise on behalf of and ship it directly to affiliates, at cost plus delivery charges. Most transactions of this nature are done with VCM. No such purchases were made during fiscal 2000.

       In May 2001, SSC and Value City Department Stores entered into a consignment arrangement for the sale of Bugle Boy products that SSC purchased for approximately $11.9 million. As part of the agreement, Value City agreed to purchase at SSC's cost plus a handling fee any unsold Bugle Boy merchandise owned by SSC on February 2, 2002.

SERVICES AGREEMENTS

       The Company shares with SSC and its affiliates certain incidental support personnel and services for the purpose of achieving economies of scale and cost savings. These shared services include certain architectural, legal, advertising and administrative services. The Company and SSC have entered into a Corporate Services Agreement that sets forth the terms for payment of the costs of these shared services. The Company believes that it is able to obtain such services at a cost which is equal to or below the cost of providing such services by itself or obtaining such services from unaffiliated third parties. For fiscal 2000, the Company paid SSC or its affiliates $1,035,206 for such services and the Company was reimbursed $146,590 by SSC and its affiliates for such services. The Corporate Services Agreement also provides for participation by the Company in the self-insurance program maintained by SSC. Under that program, the Company is self-insured for purposes of personal injury and property damage, motor vehicle and Ohio workers' compensation claims up to various specified amounts, and for casualty losses up to $100,000. Claims and losses in excess of the specified amounts are covered by stop-loss or excess liability policies maintained by SSC, which include the Company as a named insured. SSC maintains reserves and pays claims for self-insured amounts under the program and will continue to do so with respect to the Company's participation in the program. SSC charges its affiliates, divisions and the Company premiums based, among other factors, on loss experience and its actual payroll and related costs for administering the program. For fiscal 2000, the Company paid SSC $16,550,000 for participation in the program.

       The Company also provides certain administrative and service functions for VCM. These functions include accounting, MIS and merchandise delivery. For fiscal 2000, the Company charged VCM $2,372,650 for these services.

DEBT AGREEMENT

       The Company entered into a $75.0 million Senior Subordinated Convertible Loan Agreement (Senior Facility), dated as of March 15, 2000. The Senior Facility bears interest at various rates, currently equal to 250 basis points over LIBOR. The interest rate increases an additional 50 basis points every 90 days after the first anniversary date. The Senior Facility is due in September 2003. In December 2000, pursuant to terms of the Senior Facility, SSC purchased the outstanding balance under the same continuing terms. The terms provide that if prior to August 5, 2001, the balance outstanding thereunder is not repaid from the proceeds of an equity offering or other subordinated debt acceptable to lenders under the Credit Agreement, then after that date SSC, as the lender, has the right to convert the debt into our common stock at a price equal to 95% of the 20-day average of high and low sales prices reported on the New York Stock Exchange at the time of conversion. As of March 17, 2001, the Senior Facility was not repaid. As of the date of this Proxy Statement, SSC has not exercised its right to convert the debt on the terms described above. The Company paid SSC a one time fee of 200 basis points, or $1.5 million, at the initial closing in consideration for entering into a Put Agreement associated with the Senior Facility.

       To supplement operating cash requirements the Company has a $50.0 million subordinated secured credit facility with SSC. Outstanding advances under the agreement are subordinated to the Credit Agreement and are subject to a junior lien on assets securing the Credit Agreement. At February 3, 2001, $20.0 million was outstanding. The interest rate and terms of the $50.0 million facility are generally the same as the Credit Agreement.

PROPOSAL TWO: APPROVAL OF THE VALUE CITY DEPARTMENT STORES, INC. 2000 STOCK INCENTIVE PLAN

       At the Annual Meeting, the Company will submit to shareholders a proposal to adopt the Value City Department Stores, Inc. 2000 Stock Incentive Plan (the "2000 Plan"). The Board of Directors unanimously approved the adoption of the 2000 Plan on December 4, 2000. This summary of the principal features of the 2000 Plan is qualified in its entirety by the full text of the 2000 Plan, which is attached hereto as Appendix B and incorporated herein by reference. A vote in favor of adopting the 2000 Plan will constitute approval of all terms of the 2000 Plan, including those applicable to "Covered Officers" designated by the Committee.

Purpose

       The 2000 Plan is intended to further the growth and profitability of the Company by providing increased incentives to and encourage share ownership on the part of (a) certain employees of the Company and its affiliates ("Employees"), (b) consultants who provide significant services to the Company and its affiliates ("Consultants"), and (c) directors of the Company who are employees of neither the Company nor any affiliate ("Nonemployee Directors").

General

       The 2000 Plan permits the granting of stock options, stock appreciation rights, restricted stock awards, performance units and performance shares (collectively, "Awards") to eligible participants. The total number of shares of the Company's common stock available for Awards to be granted under the 2000 Plan is 3,000,000 shares. If an Award expires or is canceled without having been fully exercised or vested, the unvested or canceled shares will be available again for grants of Awards.

Administration of the 2000 Plan

       The 2000 Plan is administered by the Committee appointed by the Company's Board of Directors (the "Committee"). The members of the Committee must qualify as "non-employee directors" under Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), and as "outside directors" under section 162(m) of the Internal Revenue Code (the "Code"). Subject to the terms of the 2000 Plan, the Committee has the sole discretion to determine the employees and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret the 2000 Plan. The Committee also is responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect any transactions such as stock splits or stock dividends. The Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under Section 162(m) of the Code or Rule 16b-3. The Board of Directors may amend or terminate the 2000 Plan at any time and for any reason, but to the extent required under Rule 16b-3, material amendments to the 2000 Plan must be approved by shareholders.

Eligibility to Receive Awards

       Management, employees and consultants of the Company and its affiliates (i.e., any corporation or other entity controlling, controlled by, or under common control with the Company) are eligible to be selected to receive one or more Awards. The estimated number of eligible participants is approximately 1,852 persons. The actual number of employees and consultants who will receive Awards under the 2000 Plan cannot be determined because eligibility for participation in the Plan is at the discretion of the Committee. No participant may receive Awards covering more than 2,500,000 shares under the 2000 Plan. The 2000 Plan also permits Nonemployee Directors to elect to receive all or part of their annual retainer in shares of the Company's common stock, and provides for the automatic grant of options to purchase 1,000 shares each fiscal quarter to Nonemployee Directors. Nonemployee Directors are not eligible for any of the other Awards available under the 2000 Plan.

Awards to Covered Officers

       For each performance period, the Committee will designate, prior to the completion of 25% of the period (or such earlier or later date as is permitted or required by Section 162(m) of the Code), which executive officers are deemed to be "Covered Officers," the deductibility of whose compensation may be limited by Section 162(m) of the Code. All Awards to Covered Officers must be made in a manner that allows for the full deductibility of the Award by the Company. In general, options granted at fair market value will qualify. All other Awards must be contingent on the achievement of one or more "performance goals," based on the business criteria of the type defined in the 2000 Plan, in amounts determined by the Committee prior to the completion of 25% of the performance period (or such earlier or later date as is permitted or required by Section 162(m) of the Code). Extraordinary events, as defined in the 2000 Plan will either be excluded or included in determining whether performance goals are achieved, whichever will produce the higher Award. The Committee does, however, have the discretion to reduce or eliminate the amount of any Award, taking into consideration extraordinary events or other factors. In no event can an Award under the 2000 Plan to a Covered Officer be increased. Awards may be paid to Covered Officers only after the Committee has certified in writing that the performance goals have been achieved.

Options

       The Committee may grant incentive stock options, which entitle the holder to favorable tax treatment, and/or nonqualified stock options. The number of shares covered by each option is determined by the Committee. The price of the shares of the Company's common stock subject to each option is set by the Committee but cannot be less than 25% of the fair market value of the shares on the date of grant. In addition, the exercise price of an incentive stock option must be at least 100% of fair market value on the grant date or 110% of fair market value if the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

       The exercise price of each option must be paid in full at the time of exercise. The Committee also may permit payment through the tender of shares of the Company's common stock already owned by the participant, or by any other means which the Committee determines to be consistent with the Plan's purpose. Any taxes required to be withheld must be paid by the participant at the time of exercise. If the exercise price of an option is paid in shares, the Committee may provide that the participant will receive a new option covering a number of shares equal to the number of shares tendered to exercise the previously granted option, including shares used for tax withholding. The terms and conditions of the new option generally will be similar to the terms and conditions applicable to the exercised option, except that the new option will have an exercise price determined on the date of its grant.

       Options become exercisable and terminate at the times and on the terms established by the Committee, but options generally may not expire later than 10 years after the date of grant.

Stock Appreciation Rights

       Stock appreciation rights ("SARs") may be granted as a separate Award or together with an option. Upon exercise of a SAR, the participant will receive a payment from the Company equal to: (1) the excess of the fair market value of a share on the date of exercise over the exercise price, times (2) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of the Company's common stock, as determined by the Committee. The number of shares covered by each SAR is determined by the Committee. The Committee also determines the other terms and conditions of each SAR. SARs expire at the times established by the Committee, but subject to the same maximum time limits as are applicable to employee options granted under the 2000 Plan.

Restricted Stock Awards

       Restricted stock awards are shares of the Company's common stock which vest in accordance with terms established by the Committee in its discretion. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant's specific responsibilities.

Performance Units and Performance Shares

       Performance units and performance shares are amounts credited to a bookkeeping account established for the participant. A performance unit has an initial value that is established by the Committee at the time of its grant. A performance share has an initial value equal to the fair market value of a share of the Company's common stock on the date of grant. Whether a performance unit or share actually will result in a payment to a participant will depend upon the extent to which performance goals established by the Committee are satisfied. The applicable performance goals and all other terms and conditions of the Award are determined by the Committee. After a performance unit or share has vested, that is, after the applicable performance goal or goals have been achieved, the participant will be entitled to a payment of cash and/or common stock, as determined by the Committee. The Committee also may waive the achievement of any performance goals for any performance units or shares, but not for executive officers.

Nonemployee Director Options and Stock

       The 2000 Plan also provides for the automatic grant of stock options to Nonemployee Directors. Each Nonemployee Director automatically will receive, as of the first trading day in each fiscal quarter, an option to purchase 1,000 shares. The exercise price of each Nonemployee Director option is 100% of the fair market value of the shares on the date of grant. Each such option becomes exercisable one year after the date of grant, assuming continuous service as a Nonemployee Director.

       All options granted to Nonemployee Directors will expire ten years after the date of grant. If a director terminates service on the Board prior to an option's normal expiration date, the option will terminate three months after termination of service for any reason other than death, disability or retirement, but not later than the original maximum term of the option. Options will expire one year after termination on account of retirement, disability or death. The Nonemployee Director provisions of the 2000 Plan are administered by the Board of Directors rather than the Committee.

       The 2000 Plan also permits each Nonemployee Director to elect to forego receipt of all or a portion of the director's meeting fees in exchange for shares of the Company's common stock having a fair market value equal to the amount of foregone compensation. The number of shares received is determined by dividing the amount of foregone compensation by the fair market value of a share on the date that the compensation otherwise would have been paid.

Forfeiture

       If a participant or former participant engages in a breach of conduct, including conduct prejudicial to or in conflict with the Company or an affiliate or competes with the Company, all outstanding and unexercised Awards may be cancelled and terminated. In addition, participants may have to reimburse the Company for any gain realized or payment received upon the exercise or payment of an Award within one year of the harmful behavior.

Awards to be Granted to Certain Individuals and Groups

       As described above, the Committee has discretion to determine the number and type of Awards to be granted to any employee or consultant. Accordingly, the actual number and type of Awards to be granted in the future is not determinable, other than the automatic grant of options to Nonemployee Directors. The following table sets forth the aggregate number of stock options and shares of restricted stock granted under the 2000 Plan to date, subject to approval of the 2000 Plan by shareholders.

Name of Individual or Group                                   Option Shares                      Restricted Shares
---------------------------                                   -------------                      -----------------

George Kolber, Vice Chairman and                                     0                                500,000
Chief Executive Officer

All executive officers, as a group                                   0                                500,000

All directors who are not executive                                  0                                      0
Officers, as a group

All employees who are not executive                            998,650                                      0
Officers, as a group

Nontransferability of Options

       Except for nonqualified stock options, Awards granted under the 2000 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Nonqualified stock options may be transferred for no consideration to family members or to trusts or other entities for their benefit, or to other persons, if approved by the Committee.

Tax Aspects

       Based on management's understanding of current federal income tax laws, the tax consequences of the grant of Awards under the 2000 Plan are, generally, as follows:

       A recipient of an option or SAR granted under the 2000 Plan will not have regular taxable income at the time of grant.

       Upon exercise of a nonqualified stock option or SAR, the optionee generally must recognize taxable income in an amount equal to the fair market value on the date of exercise of the shares exercised, minus the exercise price. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss.

       Upon exercise of an incentive stock option, the optionee generally will not be required to recognize any regular taxable income on account of such exercise. The optionee will have alternative minimum taxable income. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

       A participant who receives restricted stock or performance units or shares will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares or units vest. Alternatively, with respect to restricted stock, a participant may elect under section 83(b) of the Code to be taxed at the time of receipt. In all cases, the amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares. In general, any gain recognized thereafter will be capital gain.

       At the discretion of the Committee, a participant may satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares withheld, or by delivering to the Company already-owned shares, having a value equal to the amount required to be withheld.

       The Company generally will be entitled to a tax deduction in connection with an Award made under the 2000 Plan only to the extent that the participant recognizes ordinary income from the Award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as "performance-based" compensation under section 162(m) of the Code. The 2000 Plan has been designed so that, assuming its approval by shareholders at the Annual Meeting, Awards to Covered Officers should qualify as performance-based compensation under section 162(m) of the Code.

Required Vote

       The adoption of the 2000 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting. SSC has provided the Company with an irrevocable proxy to vote all of its Common Shares in favor of the adoption of the 2000 Stock Incentive Plan.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE 2000 STOCK INCENTIVE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       The Company's Annual Report to Shareholders for the fiscal year ended February 3, 2001, contained financial statements for such year and the signed opinion of Deloitte & Touche LLP, independent public accountants, with respect to such financial statements has been provided to the shareholders. It is anticipated that representatives of Deloitte & Touche LLP, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire. The Annual Report is not to be regarded as proxy soliciting material and Management does not intend to ask, suggest or solicit any action from the shareholders with respect to such report.

                         COST OF SOLICITATION OF PROXIES

       The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.


                              SHAREHOLDER PROPOSALS

       Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2002 must be received by the Company (addressed to the attention of the Secretary) on or before January 31, 2002. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio, and must otherwise conform to applicable requirements of the Proxy Rules of the Securities and Exchange Commission. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2002 annual meeting will be considered untimely for purposes of Rue 14a-4 and 14a-5, if notice thereof is received by the Company after April 14, 2002. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

                                  OTHER MATTERS

       The only business which management intends to present at the meeting consists of the matters set forth in this statement. Management knows of no other matters to be brought before the meeting by any other person or group. If any other matter should properly come before the meeting, the proxy enclosed confers upon the persons designated herein authority to vote thereon in their discretion.

       THE COMPANY'S 2000 ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS, WAS FURNISHED TO SHAREHOLDERS PRIOR TO OR CONCURRENTLY WITH THE MAILING OF THIS PROXY STATEMENT. EXTRA COPIES OF THE ANNUAL REPORT, AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE UPON REQUEST, DIRECTED TO JAMES A. MCGRADY, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY OF THE COMPANY, AT 3241 WESTERVILLE ROAD, COLUMBUS, OHIO 43224.

                                   Appendix A

                       VALUE CITY DEPARTMENT STORES, INC.

                 AUDIT COMMITTEE CHARTER - ADOPTED JUNE 1, 2000

PURPOSE

       The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Corporation. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, if any, or the entity performing the internal audit function, and the financial management of the Corporation.

       The independent accountants for the Corporation are ultimately accountable to the Board of Directors and the Audit Committee of the Corporation, and the Audit Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for shareholder approval in any proxy statement).


       Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices. The Audit Committee's primary duties and responsibilities are to:

         - Serve as an independent and objective party to review periodically the Corporation's financial reporting process and internal control system.

         - Review and recommend to the directors, after consultation with the financial management of the Corporation, the independent accountants to be selected to audit the financial statements of the Corporation.

         - If applicable, review and concur with management's appointment, termination or replacement of the director of internal audit or the company performing the internal audit function.

         - Provide an open avenue of communication for the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

       The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

COMPOSITION

       The Audit Committee shall be comprised of three or more directors as determined by the board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. The definition of an independent director is incorporated herein from NYSE Listed Company Manual Section 303.01.

       All members of the Committee shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise. The Board shall elect members of the committee at the annual meeting of the Board or until their successors shall be duly elected and qualified. Unless the full Board elects a Chair, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

       The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, if any, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

RESPONSIBILITIES AND DUTIES

       To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REVIEWS

       1.     Review and update this Charter periodically as conditions dictate.

       2. Review the Corporation's annual financial statements with management and the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements to be presented to stockholders, and report together with the financial management of the Corporation the results of the annual audit to the Board of Directors. Any changes in accounting principles should be reviewed.

       3. Review with the independent accountants, the Company's internal auditor or the company performing the internal audit function, if any, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. This inquiry should place particular emphasis on the adequacy of internal controls to expose any payment, transactions, or procedures that might be deemed illegal or otherwise improper.

       4. Review with financial management and the independent accountants the quarterly financial statements and reports on Form 10-Q. The Chair of the Committee may represent the entire Committee for the purposes of this review.


INDEPENDENT ACCOUNTANTS

       5. After consultation with the financial management of the Corporation, recommend to the Board of Directors the selection of the independent accountants, considering the independence and effectiveness and, with management's recommendations, approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

       6. Review the performance of the independent accountants and recommend to the Board of Directors any proposed discharge of the independent accountants when circumstances warrant.

       7. Annually consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

       8. The Audit Committee is responsible for ensuring that the independent accountants submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Corporation, for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and for recommending that the Board of Directors take appropriate action to ensure the independence of the independent accountants.



FINANCIAL REPORTING PROCESSES

       9. In consultation with the independent accountants and the internal auditors, if any, review the organization's financial reporting processes, both internal and external.

       10. Consider and recommend to the Board of Directors, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

PROCESS IMPROVEMENT

       11. Review with financial management of the Corporation and independent accountants the results of management's and the accountant's analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent accountants management's and the accountants' qualitative judgments about the appropriateness of accounting principles and financial disclosure practices used or proposed to be used.

       12. Review any significant disagreements among management and the independent accountants or the internal auditing department or the company engaged to perform the internal audit function, if any, in connection with the preparation of the financial statements.


ETHICAL AND LEGAL COMPLIANCE

       13. Inquire whether management has a review system in place to ensure that the Corporation's financial statements and other reports filed with governmental organizations satisfy legal requirements.

Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other experts for this purpose, if in its judgment, that is appropriate.

                                   Appendix B

                       VALUE CITY DEPARTMENT STORES, INC.

                            2000 STOCK INCENTIVE PLAN

1.       Background, Purpose and Duration
         --------------------------------

         1.1 Effective Date. The Plan is effective as of December 4, 2000, subject to ratification by an affirmative vote of the holders of a majority of the Shares which are present in person or by proxy and entitled to vote at the 2001 Annual Meeting of Shareholders. Awards may be granted prior to the receipt of such vote, but such grants shall be null and void if such vote is not in fact received.

         1.2 Purpose of the Plan. The Plan is intended to further the growth and profitability of the Company by providing increased incentive to and encourage Share ownership on the part of (a) employees of the Company and its Affiliates,
(b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are not employees of the Company. All management and key Employees, Consultants and Directors of the Company are eligible to receive Awards under the Plan.

2.       Definitions
         -----------

         The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

         2.1 "1934 Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         2.2 "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships, limited liability corporations and joint ventures) controlling, controlled by, or under common control with the Company.

         2.3 "Affiliated SAR" means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option, except to the extent of the exercise of the related Option.

         2.4 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

         2.5 "Award Agreement" means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

         2.6 "Board" means the Board of Directors of the Company.

         2.7 "Change of Control" will be deemed to have occurred if and when (a) an individual, partnership, corporation, trust or other entity ("Person") acquires or combines with the Company, or 50 percent or more of the Company's assets or earning power, in one or more transactions, and after such acquisition or combination, less than a majority of the outstanding voting shares of the Person surviving such transaction (or the ultimate parent of the surviving Person) are owned by the owners of the voting shares of the Company outstanding immediately prior to such acquisition or combination; or (b) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period are members of the Board ("Original Board Members") cease for any reason to constitute at least a majority of the Board, unless the election of each Board member who was not an Original Board Member has been approved in advance by Board members representing at least two-thirds of the Board members then in office who were Original Board Members or elected by them.

         2.8 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

         2.9 "Committee" means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

         2.10 "Company" means Value City Department Stores, Inc., an Ohio corporation, its Subsidiaries and any successors.

         2.11 "Consultant" means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

         2.12 "Covered Officers" means those Participants who the Committee designates, for each Performance Period, in order to maintain qualified performance-based compensation within the meaning of Code Section 162(m).

         2.13 "Director" means any individual who is a member of the Board.

         2.14 "Disability" means a permanent and total disability within the meaning of Code section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

         2.15 "Employee" means any management or key employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

         2.16 "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

         2.17 "Extraordinary Events" shall mean (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) capital gains and losses, (f) special charges in connection with mergers and acquisitions, and (g) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the applicable year.

         2.18 "Fair Market Value" means (a) the average of the high and low sales price per share reported on the New York Stock Exchange on the Grant Date, or if there be no reported sale on that date, the next preceding date on which the Shares were traded. In all other cases, the fair market value will be determined in accordance with procedures established in good faith by the Committee and with respect to Incentive Stock Options, shall conform to regulations issued by the Internal Revenue Service.

         2.19 "Fiscal Year" means the fiscal year of the Company.

         2.20 "Freestanding SAR" means a SAR that is granted independently of any Option.

         2.21 "Grant Date" means, with respect to an Award, the date that the Award was granted.

         2.22 "Incentive Stock Option" means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

         2.24 "Nonqualified Stock Option" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

         2.25 "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

         2.26 "Participant" means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

         2.27 "Performance Goal" shall mean any one or more of the following performance criteria:

         (a) Income (loss) per common share from continuing operations as disclosed in the Company's annual report to shareholders for a particular Fiscal Year;

         (b) Income (loss) per common share disclosed in the Company's annual report to shareholders for a particular Fiscal Year;

         (c) Income (loss) per common share or income (loss) per common share from continuing operations excluding (i) extraordinary charge(s); and/or (ii) any accruals for restructuring programs, merger integration costs, or merger transaction costs; and/or (iii) other unusual or infrequent items (whether gains or losses) as defined by generally accepted accounting principles (GAAP) which are disclosed as a separate component of income or loss on the face of the income statement or as may be disclosed in the notes to the financial statements (hereinafter "EPS");

         (d) Ratio of (i) operating profit, or other objective and specific income (loss) category results to (ii) average common shares outstanding (adjustments to (i) in this paragraph may be made at the time of the goal/target establishment by the Committee in its discretion);

         (e) Any of items (a), (b), (c) or (d) on a diluted basis as described in Statement of Financial Accounting Standards No. 128 including official interpretations or amendments thereof which may be issued from time to time as long as such interpretations or amendments are utilized on the face of the income statement or in the notes to the financial statements disclosed in the Company's annual report to shareholders;

         (f) Share price;

         (g) Total shareholder return expressed on a dollar or percentage basis as is customarily disclosed in the proxy statement accompanying the notice of annual meetings of shareholders;

         (h) Income (loss) (i) from continuing operations before extraordinary charge(s), or (ii) before extraordinary charge (s), or (iii) net, as the case may be, adjusted to remove the effect of any accruals for restructuring programs or other unusual or infrequent items as defined by generally accepted accounting principles (GAAP) disclosed as a separate component of income on the face of the income statement or in the notes to the financial statements;

         (i) Net income;

         (j) Income (loss) before income taxes;

         (k) Percentage increase in comparable store sales as disclosed in the Company's annual report on Form 10-K;

         (1) Any of items (a) through (k) above with respect to any Subsidiary, Affiliate, division, business unit or business group of the Company whether or not such information is included in the Company's annual report to shareholders, proxy statement or notice of annual meeting of shareholders;

         (m) Any of items (a) though (k) above with respect to a Performance Period whether or not such information is included in the Company's annual report to shareholders, proxy statement or notice of annual meetings of shareholders;

         (n) Total Shareholder Return Ranking Position meaning the relative placement of the Company's Total Shareholder Return compared to those publicly held companies in the Company's peer group as established by the Committee prior to the beginning of a vesting period or such later date as permitted under the Code. The peer group shall be comprised of not less than six (6) companies, including the Company; or

         (o) Any other objective criteria established by the Committee and approved by the shareholders of the Company prior to payment of any Award based on the criteria.

With respect to items (a), (b), (c) and (d) above, other terminology may be used for "income (loss) per common share" (such as "Basic EPS", "earnings per common share", "diluted EPS", or "earnings per common share-assuming dilution") as contemplated by Statement of Financial Accounting Standards No. 128.

         2.28 "Performance Period" means the Fiscal Year except in the following cases: (a) the Employee's service period within a Fiscal Year in the case of a new hire or promoted Employee; or (b) a period of service determined at the discretion of the Committee prior to the expiration of more than 25% of the period. Notwithstanding any provision contained herein, Performance Periods of Awards granted to Section 16 Persons shall exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

         2.29 "Performance Share" means a Performance Share granted to a Participant pursuant to Section 8.

         2.30 "Performance Unit" means a Performance Unit granted to a Participant pursuant to Section 8.

         2.31 "Period of Restriction" means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date.

         2.32 "Plan" means Value City Department Stores, Inc. 2000 Stock Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

         2.33 "Restricted Stock" means an Award granted to a Participant pursuant to Section 7.

         2.34 "Retirement" means, in the case of an Employee, a Termination of Service by reason of the Employee's retirement at or after his or her having satisfied the requirements for retirement under the applicable Company or Affiliate qualified retirement plan. With respect to a Consultant, no Termination of Service shall be deemed to be on account of "Retirement." With respect to a Nonemployee Director, "Retirement" means termination of service on the Board with the consent of the remaining Directors.

         2.35 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

         2.36 "Section 16 Person" means a person who, with respect to the Shares, is subject to section 16 of the 1934 Act.

         2.37 "Shares" means the shares of the Company's common shares, without par value.

         2.38 "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as a SAR.

         2.39 "Subsidiary" means any entity in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the chain then owns fifty percent (50%) or more of the total combined voting power in one of the other entities in the chain.

         2.40 "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

         2.41 "Termination of Service" means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Nonemployee Director's service on the Board for any reason.

3.       Administration
         --------------

         3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of Directors who both are (a) "non-employee directors" under Rule 16b-3, and (b) "outside directors" under section 162(m) of the Code.

         3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to
(a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards (other than the Options granted to Nonemployee Directors pursuant to Section 9), (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

         3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan's qualification under Section 162(m) of the Code or Rule 16b-3.

         3.4 Nonemployee Directors. Notwithstanding any contrary provision of this Section 3, the Board shall administer Section 9 of the Plan, and the Committee shall exercise no discretion with respect to Section 9. In the Board's administration of Section 9 and the Options and any Shares granted to Nonemployee Directors, the Board shall have all of the authority and discretion otherwise granted to the Committee with respect to the administration of the Plan.

         3.5 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all Persons, and shall be given the maximum deference permitted by law.

4.       Shares Subject to the Plan
         --------------------------

         4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 3,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

         4.2 Lapsed Awards. If an Award terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award.

         4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limit of Section 10.5 in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. In the case of Options granted to Nonemployee Directors pursuant to Section 9, no adjustments by stock dividends or split up will be made to the number of Shares in original grants (i.e., 1,000 per quarter), but the foregoing adjustments to outstanding Options may be made by the Board in its sole discretion to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

5.       Stock Options
         -------------

         5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

         5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

         5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

         5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than twenty five percent (25%) of the Fair Market Value of a Share on the Grant Date.

         5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

         5.3.3 Substitute Options. Notwithstanding the provisions of Sections
5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with section 424(a) of the Code, shall determine the exercise price of such substitute Options.

         5.4 Expiration of Options.

         5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

         (a) The date for termination of the Option set forth in the written Award Agreement; or

         (b) The expiration of ten (10) years from the Grant Date (except as provided in Section 5.8.4 regarding Incentive Stock Options; or

         (c) Immediately upon the date and time of the Participant's Termination of Service for a reason other than the Participant's death, Disability or Retirement, unless the Committee in its sole discretion elects to extend the exercisability of an Option to not more than three (3) months from Termination of Service; or

         (d) The expiration of one (1) year from the date of the Participant's Termination of Service by reason of death, Disability or Retirement (except as provided in Section 5.8.2 regarding Incentive Stock Options).

         5.4.2 Committee Discretion. Subject to the limits of Sections 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

         5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. However, in no event may any Option granted to a
Section 16 Person be exercisable until at least six (6) months following the Grant Date.

         5.6 Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company (or the Company's designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

         As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant's designated broker), Share certificates (which may be in book entry form) representing such Shares.

         5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

         5.8 Certain Additional Provisions for Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 5, the following provisions shall apply to any Incentive Stock Option granted pursuant to the Plan.

         5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

         5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits later exercise.

         5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company or a Subsidiary on the Grant Date.

         5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

         5.9 Grant of Reload Options. The Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already owned Shares, shall be granted an additional option (a "Reload Option") for a number of shares equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload Option shall: (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

         5.10 Acceleration on Change of Control. Unless provided otherwise in the Award Agreement, if a Change of Control occurs, all outstanding Options granted under the Plan will become immediately exercisable to the extent of 100% of the Shares subject thereto notwithstanding any contrary exercise or vesting periods specified in this Plan.

6.       Stock Appreciation Rights.
         -------------------------

         6.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

         6.1.1 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than twenty five percent (25%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option. In no event shall a SAR granted to a Section 16 Person become exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

         6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

         6.3 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine. However, no SAR granted to a Section 16 Person shall be exercisable until at least six (6) months after the Grant Date (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

         6.4 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

         6.5 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

         6.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

         (a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

         (b) The number of Shares with respect to which the SAR is exercised.

         At the discretion of the Committee, payment for a SAR may be in cash, Shares or a combination thereof.

7.       Restricted Stock
         ----------------

         7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant.

         7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

         7.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. In no event may the restrictions on Restricted Stock granted to a Section 16 Person lapse prior to six (6) months following the Grant Date.

         7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4. For example, the Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable Federal or state securities laws, or any other basis determined by the Committee in its discretion. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of the restrictions applicable to such Shares.

         7.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions; provided, however, that the Period of Restriction on Shares granted to a Section 16 Person may not lapse until at least six (6) months after the Grant Date. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section
7.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

         7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

         7.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. With respect to Restricted Stock granted to a Section 16 Person, any dividend or distribution that constitutes a "derivative security" or an "equity security" under Section 16 of the 1934 Act shall be subject to a Period of Restriction equal to the longer of: (a) the remaining Period of Restriction on the Shares of Restricted Stock with respect to which the dividend or distribution is paid; or (b) six (6) months.

         7.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

8.       Performance Units and Performance Shares
         ----------------------------------------

         8.1 Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to any Participant.

         8.2 Initial Value. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

         8.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to the Participants. The Committee may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Committee in its discretion. The time period during which the performance objectives must be met shall be called the "Performance Period". Performance Periods of Awards granted to Section 16 Persons shall exceed six (6) months in length (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3). Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

         8.4 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units or Shares earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit or Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award; provided that Performance Periods of Awards granted to Section 16 Persons shall not be less than six (6) months (or such shorter period as may be permissible while maintaining compliance with Rule 16b-3).

         8.5 Form and Timing of Payment. Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in cash, Shares or a combination thereof

         8.6 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares shall be forfeited to the Company, and again shall be available for grant under the Plan.

9.       Nonemployee Directors
         ---------------------

         9.1 Granting of Options. If any class of equity securities of the Company is registered under Section 12 of the 1934 Act, on the first trading day of each fiscal quarter of the Company, each Nonemployee Director will automatically receive under the Plan a Nonqualified Stock Option to purchase 1,000 Shares. Future automatic grants will cease and be suspended at any time that there are not sufficient Shares available under the Plan.

         9.2 Terms of Options.

         9.2.1 Option Agreement. Each Option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement which shall be executed by the Participant and the Company.

         9.2.2 Exercise Price. The Exercise Price for the Shares subject to each Option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of such Shares on the Grant Date.

         9.2.3 Exercisability. Each Option granted pursuant to this Section 9 shall become exercisable in full one year after the date the Option is granted. If a Nonemployee Director incurs a Termination of Service for a reason other than Retirement, death or Disability, his or her Options which are not exercisable on the date of such Termination shall never become exercisable. If the Termination of Service is on account of Retirement, death or Disability, the Option shall become exercisable in full on the date of the Termination of Service.

         9.2.4 Expiration of Options. Each Option shall terminate upon the first to occur of the following events:

         (a) The expiration of ten (10) years from the Grant Date; or

         (b) The expiration of three (3) months from the date of the Participant's Termination of Service for a reason other than death, Disability or Retirement; or

         (c) The expiration of one (1) year from the date of the Participant's Termination of Service by reason of Disability or Retirement.

         9.2.5 Death of Director. Notwithstanding Section 9.2.4, if a Director dies prior to the expiration of his or her options in accordance with Section 9.2.4, his or her options shall terminate one (1) year after the date of his or her death.

         9.2.6 Special Rule for Retirement. Notwithstanding the provisions of
Section 9.2.4, if the exercisability of an Option is accelerated under Section
9.2.3 on account of the Participant's Retirement, such Option shall terminate upon the first to occur of: (a) The expiration of ten (10) years from the date the Option was granted; or (b) the expiration of one year from the date of the Participant's death.

         9.2.7 Not Incentive Stock Options. Options granted pursuant to this
Section 9 shall not be designated as Incentive Stock Options.

         9.2.8 Other Terms. All provisions of the Plan not inconsistent with this Section 9, including, but not limited to, Section 5.10, shall apply to Options granted to Nonemployee Directors; provided, however, that Section 5.2 (relating to the Committee's discretion to set the terms and conditions of Options) shall be inapplicable with respect to Nonemployee Directors.

         9.3 Elections by Nonemployee Directors. Pursuant to such procedures as the Board (in its discretion) may adopt from time to time, each Nonemployee Director may elect to forego receipt of all or a portion of committee fees and meeting fees otherwise due to the Nonemployee Director in exchange for Shares. The number of Shares received by any Nonemployee Director shall equal the amount of foregone compensation divided by the Fair Market Value of a Share on the date that the compensation otherwise would have been paid to the Nonemployee Director, rounded up to the nearest whole number of Shares. The procedures adopted by the Board for elections under this Section 9.3 shall be designed to ensure that any such election by a Nonemployee Director will not disqualify him or her as a "non-employee director" under Rule 16b-3.

10.      Section 162(m) Deduction Qualification.
         ---------------------------------------

         Except as otherwise provided in Section 10.5, the provisions of this
Section 10 shall apply only to Awards of Covered Officers.

         10.1 Awards for Covered Officers. Any other provision of the Plan notwithstanding, all Awards to Covered Officers shall be made in a manner that allows for the full deductibility of the Award by the Company or its Subsidiaries under Section 162(m) of the Code. All Awards for Covered Officers shall comply with the provisions of this Section 10.

         10.2 Designation of Covered Officers. For each Performance Period, the Committee will designate which Participants are Covered Officers prior to the completion of 25% of the Performance Period (or such earlier or later date as is permitted or required by Section 162(m) of the Code).

         10.3 Establishment of Performance Goals and Awards for Covered Officers. Prior to the completion of 25% of a Performance Period (or such earlier or later date as is permitted or required by Section 162(m) of the
Code), the Committee shall in its sole discretion, for each such Performance
Period: (a) determine and establish in writing one or more Performance Goals applicable to the Performance Period for each Covered Officer; and (b) either
(i) assign each Covered Officer a target Award expressed as a fixed number of Shares or a whole dollar amount or (ii) establish a payout table or formula for purposes of determining the Award payable to each Covered Officer. Each payout table or formula: (a) shall be in writing; (b) shall be based on a comparison of actual performance to the Performance Goals; (c) may include a "floor" which is the level of achievement of the Performance Goal in which payout begins; and (d) shall provide for an actual Award equal to or less than the Covered Officer's target Award, depending on the extent to which actual performance approached or reached the Performance Goal. Such preestablished Performance Goals and Awards must state, in terms of an objective formula or standard, the method for computing the amount of the Award payable to each Covered Officer if the Performance Goal is met. A formula or standard is objective if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Officer. The Committee may establish any number of Performance Periods, Performance Goals and Awards for any Covered Officer running concurrently, in whole or in part, provided, that in so doing the Committee does not jeopardize the Company's deduction for such Awards under
Section 162(m) of the Code. The Committee may select different Performance Goals and Awards for different Covered Officers.

         10.4 Certification of Achievement of Performance Goals and Amount of Awards. After the end of each Performance Period, or such earlier date if the Performance Goals are achieved, the Committee shall certify in writing, prior to the unconditional payment of any Award, that the Performance Goals for the Performance Period and all other material terms of the Plan were satisfied and to what extent they were satisfied. The Committee shall determine the actual Award for each Covered Officer based on the payout table/formula established in
Section 10.3, as the case may be. Extraordinary Events shall either be excluded or included in determining the extent to which the corresponding Performance Goal has been achieved, whichever will produce the higher Award, provided, however, notwithstanding the attainment of specified Performance Goals, the Committee has the discretion to reduce or eliminate an Award that would otherwise be paid to any Participant, including any Covered Officer, based on the Committee's evaluation of Extraordinary Events or other factors. Without limiting the manner of computing Awards set forth in the preceding sentence, with respect to Covered Officers, the Committee may not under any circumstances increase the amount of an Award.

         10.5 Maximum Award. Any other provision of the Plan notwithstanding, the maximum aggregate Awards payable to any Participant under the Plan for any Performance Period shall not exceed two million five hundred thousand (2,500,000) Shares, which maximum number of Shares shall be adjusted pursuant to
Section 4.3.

11.      Miscellaneous
         -------------

         11.1 Forfeiture. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, in the event of a breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or an Affiliate), or any activity of a Participant or former Participant in competition with any of the businesses of the Company or an Affiliate, the Committee may (a) cancel any outstanding Award granted to the Participant, in whole or in part, whether or not vested, and/or
(b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require the former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or repayment valued as of the date of exercise or payment). Such cancellation or repayment obligation shall be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Shares or cash or a combination thereof (based upon the Fair Market Value of the Shares on the day prior to the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or Affiliate to such individual if necessary to satisfy the repayment obligation. The determination of whether any Participant or former Participant has engaged in a breach of conduct or any activity in competition with any of the businesses of the Company or an Affiliate shall be determined by the Committee in good faith and in its sole discretion.

         11.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Unless there is a written agreement between the Employee and the Company or an Affiliate to the contrary, employment of an Employee with the Company and its Affiliates is on an at-will basis only.

         11.3 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

         11.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Articles of Incorporation or Code of Regulations, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

         11.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

         11.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

         11.7 Nontransferability of Awards; Unfunded Plan. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 11.5. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, to the extent provided in the applicable Award Agreement, a Participant may transfer a Nonqualified Stock Option either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members, or to partnerships or other entities in which such family members are the only partners or owners, provided that the Participant does not receive any consideration for the transfer, or (b) if such transfer is approved by the Committee. If such transfer is permitted under the Award Agreement, any Nonqualified Stock Option held by such transferees are subject to the same terms and conditions that applied to such Nonqualified Stock Options immediately prior to transfer based on the transferor Participant's continuing relationship with the Company. It is intended that the Plan be an "unfunded" plan for incentive compensation. The Plan does not give a Participant any interest, lien or claim against any specific asset of the Company. No Participant or beneficiary shall have any rights under this Plan other than as a general unsecured creditor of the Company.

         11.8 No Rights as Shareholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

         11.9 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

         11.10 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the minimum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

         11.11 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

12.      Amendment, Termination and Duration
         -----------------------------------

         12.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. However, if and to the extent required to maintain the Plan's qualification under applicable law or stock exchange regulation, any such amendment shall be subject to shareholder approval. In addition, as required by Rule 16b-3, the provisions of Section 9 regarding the formula for determining the amount, exercise price, and timing of Nonemployee Director Options shall in no event be amended more than once every six (6) months, other than to comport with changes in the Code. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

         12.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 12.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter. However, without further shareholder approval, no Incentive Stock Option may be granted under the Plan after December 4, 2010.

13.      Legal Construction
         ------------------

         13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         13.4 Compliance with Rule 16b-3. Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Notwithstanding any contrary provision of the Plan, if the Committee specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be null and void.

         13.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Ohio.

         13.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

                       VALUE CITY DEPARTMENT STORES, INC.
                   3241 WESTERVILLE ROAD, COLUMBUS, OHIO 43224

                    -----------------------------------------

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - AUGUST 29, 2001

         The undersigned shareholder of Value City Department Stores, Inc. (the "Company") hereby appoints George Kolber and James McGrady, or either one of them, as attorneys and proxies with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Radisson Airport Hotel located at 1375 Cassady Avenue, Columbus, Ohio, on Wednesday, August 29, 2001, at 9:30 a.m. local time, and at any adjournment or adjournments thereof, with all of the powers such undersigned shareholder would have if personally present, for the following purposes:

         1.       Election of the following Directors:

                           Henry L. Aaron            George Kolber
                           Ari Deshe                 Dr. Norman Lamm
                           Jon P. Diamond            Geraldine Schottenstein
                           Martin Doolan             Jay L. Schottenstein
                           Elizabeth M. Eveillard    Robert L. Shook
                           Marvin Goldstein          Harvey L. Sonnenberg
                           Richard Gurian            James L. Weisman

                           [ ]  FOR
                           [ ]  WITHHOLD AUTHORITY FOR EACH NOMINEE

                  (INSTRUCTION: TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, WRITE THAT NOMINEE'S NAME HERE:_____________________________.)


         2.       To approve the Company's 2000 Stock Incentive Plan.

                           [ ]  FOR
                           [ ]  AGAINST
                           [ ]  ABSTAIN

         3. To transact any other business which may properly come before the annual meeting or any adjournment thereof.

         (Continued and to be signed on other side.)(Continued from other side.)

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated July 23, 2001, and the proxy statement of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.

         PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IN THE ENCLOSED ENVELOPE.



                              Dated: ________________________________, 2001


                                     ________________________________________
                                                 (Signature)


                                     ________________________________________
                                                 (Signature)

                                     SIGNATURE(S) SHALL AGREE WITH THE NAME(S)
                                     PRINTED ON THIS PROXY. IF SHARES ARE
                                     REGISTERED IN TWO NAMES, BOTH STOCKHOLDERS
                                     SHOULD SIGN THIS PROXY. IF SIGNING AS
                                     ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
                                     OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS
                                     SUCH.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS